Exhibit 99.2

Cassava Sciences Announces Closing of  $50 Million Registered Direct Offering

AUSTIN, Texas, Nov. 22, 2022 – Cassava Sciences, Inc. (Nasdaq: SAVA) (the “Company” or “Cassava Sciences”), a clinical-stage biotechnology company focused on Alzheimer’s disease, today announced the closing of its previously announced registered direct offering of 1,666,667 shares of its common stock, at a purchase price per share of $30, for gross proceeds of approximately $50 million.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering. JonesTrading Institutional Services LLC and Perella Weinberg Partners LP acted as independent capital markets advisors to Cassava Sciences for the offering.

The net proceeds of the offering are estimated to be approximately $47.3 million, after deducting placement agent fees and other estimated offering expenses.  Cassava Sciences intends to use the net proceeds from this offering for working capital and general corporate purposes, including development of simufilam,  the Company’s lead drug candidate for the treatment of Alzheimer’s disease.

The shares of common stock were offered by Cassava Sciences pursuant to an automatic "shelf" registration statement on Form S-3, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 10, 2021 and became effective immediately upon filing, and the prospectus contained therein. The offering was made only by means of a prospectus supplement that forms a part of the registration statement.

A  final prospectus supplement and accompanying prospectus relating to the shares of common stock being offered was filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212)-856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cassava Sciences, Inc.
Cassava Sciences, Inc. is a clinical-stage biotechnology company based in Austin, Texas. Our mission is to detect and treat neurodegenerative diseases, such as Alzheimer’s disease. Our novel science is based on stabilizing—but not removing—a critical protein in the brain. The Company’s product candidates have not been approved by any regulatory authority and their safety, efficacy or other desirable attributes have not been established.

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For More Information Contact:

Eric Schoen, Chief Financial Officer

Cassava Sciences, Inc.

eschoen@CassavaSciences.com

(512) 501-2450

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Forward-looking statements may include, without limitation, statements regarding (i) the estimated net proceeds and the use of proceeds of the registered direct offering, and (ii) the assumptions underlying or relating to any statement under clause (i).  Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of those risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, unfavorable market and other conditions, occurrence of force majeure, the Company’s inability to obtain adequate financing to fund its operations and necessary to develop or enhance its products, the Company’s ability to conduct or complete clinical studies on expected timelines, the Company’s ability to demonstrate the specificity, safety, efficacy or potential health benefits of its product candidates, the severity and duration of health care precautions given the COVID-19 pandemic and unanticipated impacts of the pandemic on the Company’s business operations. In addition, drug development involves a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Our interim data and analysis should not be relied upon as predictive of full study results for any of our study. Our clinical results from earlier-stage clinical trials may not be indicative of full results or results from later-stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements or any scientific data we present or publish.

These and other risk factors are identified and described in more detail in the prospectus supplement filed with the SEC in connection with the offering, including the Company’s most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q, which are incorporated by reference in such prospectus supplement, and the other documents incorporated by reference in such prospectus supplement and Company’s other filings with the SEC, which are available on the SEC's website at www.sec.gov. The Company does not undertake to update these forward-looking statements, except as required by law.

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